EXHIBIT 99(b)

Annual Meeting of Shareholders April 16, 2003

Michael T. Vea CHAIRMAN, PRESIDENT AND CEO INTEGRA BANK CORPORATION

Agenda Business Meeting CEO Report 1st Quarter 2003 Results Questions and Answers

Business Meeting Election of Directors 2003 Stock Option & Incentive Plan Appointment of Auditor for 2003

As you will see through the presentation, Integra’s Core Bank trends are positive but continue to be overshadowed by our interest rate sensitivity to falling rates primarily from the leverage program residue.

I will address our actions and plans to improve our interest rate profile in more detail later in the presentation because it is our top priority.
CEO Report Integra's Positive Core Bank Trends Steps to Improve Interest Rate Risk Profile and Net Interest Margin Review Past 3 Years / Next 3 Years Current Banking Environment Frequent Questions

We need to remind you of two important items. First, I will not read this slide, but will remind you that this presentation may contain statements that constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act and are qualified and conditioned as this statement indicates.

Second, under Regulation FD of the Securities and Exchange Commission, we must disclose information in a uniform and timely manner to all constituencies. In fact, we filed an 8-K disclosure on this presentation today. Consequently, we must be careful to avoid disclosing any non-public information during the Question and Answer period.
Certain statements made in this presentation may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: management's ability to reduce and effectively manage interest rate risk; fluctuations in the value of the Corporation's investment securities; general, regional and local economic conditions which may affect interest rates and net interest income; credit risks and risks from concentrations (geographic and by industry) within the loan portfolio; changes in regulations affecting financial institutions; and competition. You are directed to the Corporation's various filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K for a discussion of such risks and uncertainties. The Corporation undertakes no obligation to release revisions to these forward-looking statements. Statement on Private Securities Litigation Reform Act of 1995

As a reminder, here is a picture of Integra’s branch locations. We operate in 4 states with a fairly widespread geographic dispersion. We operate in 3 metropolitan markets (Evansville, Indiana; Bowling Green, Kentucky; and Lexington, Kentucky) and in about 40 different community markets.

Now, let me highlight our 2002 results. As you know by now, Integra earned $20.3 million or $1.18 per diluted share versus $7.3 million or 42 cents per diluted share in 2001. Let me explain the drivers of Integra’s earnings.
Integra Bank Footprint 74 banking centers 132 ATMs Approximately: 133,300 Customers 1,000 Employees 5,100 Shareholders

First, our positive core bank trends.

Let’s start with our credit quality trends, which we believe reflects a significant turnaround from 2000 to 2002. I will flash through 3 credit quality charts. All three charts demonstrate Integra’s significant improvement and positive trends. Our bank peer group includes midwest bank holding companies with assets of between 1 billion and 3 billion dollars (Peer Group 3 in Uniform Bank Performance reports from the FDIC).
CEO Report Integra's Positive Core Bank Trends Non-interest Expense Credit Quality Deposit Trends Non-interest Income Loan Balances

CREDIT QUALITY

This first Credit Quality chart shows our improvement in 30-89 days delinquent loans. We attribute much of the improvement to our new portfolio administration processes.

We are particularly proud of these trends despite a weak and declining economy. Although Integra is not immune to a weakening economy, we are satisfied with our current position.
Credit Quality 30-89 Day Delinquent Loans/Leases 2000 2001 2002 IBNK 0.0228 0.0214 0.0129 Peers 0.0108 0.0125 0.0088 Peer Data (UBPR $ 1-3 billion Insured Commercial Banks) Peer Group 3

This chart shows our reduction in non-performing loans since 1999 due to:

(A)  establishing an experienced problem loan “workout” team.

(B)  improved credit administration, and

(C)  our loan sale project in 2002.
Credit Quality Non-performing Loans (to Total Loans) 1999 2000 2001 2002 IBNK 0.0205 0.0219 0.0151 0.0139 Peers 0.0036 0.0055 0.0072 0.0062 Peer Data (UBPR $ 1-3 billion Insured Commercial Banks) Peer Group 3

This chart shows our improving trends in net charge-offs. In 2002, we outperformed the peer group.
Credit Quality Net Charge-off (per Average Loans) 1999 2000 2001 2002 IBNK 0.0035 0.0031 0.006 0.0015 Peers 0.0019 0.0026 0.0049 0.0035 2.08% if loan sale charge-offs are included Peer Data (UBPR $ 1-3 billion Insured Commercial Banks) Peer Group 3

Let’s look at our Deposit trends. First, our low-cost deposits consist of the four categories shown on the slide. In total, our low-cost deposits have grown on average almost 7% annually since 1999. This growth rate is very good especially considering the impact of the credit turnaround and consolidation of 13 banks into 1. High performing banks are usually good at raising low-cost deposits.
Low Cost Deposit Trends Low cost deposits - Average balance in thousands 1999 2000 2001 2002 Non interest-bearing Checking 212906 187275 191027 206763 Interest-bearing Checking 266991 273771 345510 388445 Money Market Accounts 116681 141964 236658 193403 Savings Accounts 171769 139775 122710 130460

Second, let’s discuss our high-cost deposits, primarily CD’s. This chart shows the average balances in two categories of deposits over the last 4 years. More importantly, it shows the results of our efforts to reduce CD balances during 2002. These were primarily high cost single service CD customers. Many high rate CD customers migrated into our new annuity products which helped our customers achieve an attractive rate but not as an expense on our Balance Sheet.
High Cost Deposit Trends High cost deposits - Average balance in thousands 1999 2000 2001 2002 Time Deposits ($100,000+) 231110 314360 367233 236038 Other Time Deposits 670152 642424 823192 665821

NON-INTEREST INCOME

This chart represents reported non-interest income, or fee income, which has almost tripled in the last three years.
Fee Income (in thousands) TOTAL Net Security Gains Brokerage Trust Service Charges 1998 1999 2000 2001 2002 Other 7,946 7,713 7,880 9,301 11,135 2,209 2,274 2,437 2,273 2,041 89 163 122 392 1,080 1,160 (1,422) 1,497 8,212 9,098 5,217 4,795 8,195 13,024 12,927 16,621 13,523 20,131 33,202 36,281

We refer to non-interest income, after excluding securities gains and trading income, as Core Bank Fee Income. We believe that Core Bank Fee Income is a useful indication of the core lending and deposit-gathering activities of the bank. Core Bank Fee Income grew an impressive 25% in 2002 driven mostly by new product rollouts and related sales successes in Cash Management, Annuities, Insurance, Card Processing, and higher Mortgage activity. Core Income has increased 72% during the last 3 years! Truly a strong competency of Integra.
Core Bank Fee Income (in thousands) TOTAL Investment Fees Security Gains 1998 1999 2000 2001 2002 - - 1,422 4,276 1,308 TOTAL deduct.... 1,160 (1,422) 1,497 8,212 9,098 % INCREASE + 25% 16,621 13,523 20,131 33,202 36,281 15,461 14,945 17,212 20,714 25,875

LOAN BALANCES

This chart shows the 6-year trend in Integra’s total loans. As you can see, the 1997-1999 timeframe showed growth, particularly driven by acquisitions. In early 2000, we identified significant credit weaknesses in our loan portfolio. The declining loan trends in 2001 reflect our efforts to address the identified weaknesses. In 2002, our loans were flat from 2001. During 2002, loans declined in the first six months but grew in the last six months driven by continued consumer loan growth, growth in residential ARM mortgage loans, and stable commercial loans compared to significant declines during the past two years.
Loan Balances Total Loans at End of Period, excluding held for sale 1997 1998 1999 2000 2001 2002 Total Loans 1394951000 1639532000 1694004000 1687330000 1599732000 1606195000

NON-INTEREST EXPENSE

Non-Interest Expense increased $4.6 million in 2002. However, this included $5.9 million in debt extinguishment costs in reducing our long term debt and $2.7 million in loans held for sale expense related to the loan sale project. Excluding these two items, non-interest expense decreased 5.2% from 2001, even after higher performance related bonuses and healthcare costs for 2002.
Non-Interest Expense (in thousands) TOTAL Other Equipment Occupancy Salaries/Benefits 1998 1999 2000 2001 2002 31,862 29,501 31,433 38,215 38,826 67,289 60,290 63,438 78,303 82,877 3,723 3,689 3,635 4,994 5,585 4,637 3,856 4,342 5,049 4,474 27,067 23,244 24,028 30,045 33,992 2002 NIE includes Loan Sale expense of $2,676 and debt prepayment costs of $5,938. Total NIE in 2002 excluding these items was $74,263.

To summarize 2002, Integra had improving trends in almost all Core Bank areas, which were overshadowed by the effects of the terminated leverage program as interest rates declined further in the second half of 2002.
2002 Summary Loans - flat, grew in 2002 second half Low Cost Deposits - good trends Fee Income - great trends, continue product additions Credit Quality - positive trends despite weak economy Expenses - flat, focus on efficiencies CEO Report Continued - Rate Sensitivity

CEO Report Steps to Improve Net Interest Margin/Interest Rate Risk

We are not proud of this chart which shows the six year trend in Integra’s net interest margin. The significant decline in interest rates since 2001 and 2002 coupled with our high concentration of certain mortgage related assets (loans and investments) and the fixed rate leverage related debt, caused significant net interest margin compression.

As this Net Interest Margin chart shows, our margin declined from 2000 to 2001 due to $125 million of fixed rate mortgages that refinanced and the impact of falling interest rates on the leverage program. As we previously disclosed, we terminated the leverage program in early 2002 but the high cost funding and now lower yielding securities remain on our Balance Sheet. These effects overshadow our positive core bank trends. As we have previously disclosed, we have rebuilt our financial team under the leadership of Chuck Caswell to better model and manage our interest rate sensitivity. We also implemented significant steps in the second half of 2002 which we expect will improve our interest rate position, including a $90 million reduction in leverage investments and a significant repositioning of the investment portfolio into less volatile securities. Chuck will discuss in more detail later as he presents Integra’s First Quarter, 2003 results.
Net Interest Margin (Averages) 1997 1998 1999 2000 2001 2002 Yield on Assets 8.66 8.65 8.5 8.6 7.25 6.35 Cost of Funds 3.83 3.93 3.71 4.45 4.4 3.71 Net Interest Margin 4.83 4.72 4.79 4.15 2.85 2.94

CEO Report Review Past 3 Years / Next 3 Years

During the past 3 years, we rebuilt most of the bank including operations, all credit areas, most sales and service related functions and our board governance.

We needed to and have strengthened our infrastructures.
Successes over the past 3 years: Operational Excellence One Brand - Integra Major Credit Turnaround Completed Two Successful Acquisitions People, Products & Process Improvements Developed Several Core Competencies Board Governance - We began a comprehensive restructuring of board governance last year and are continuing to study further enhancements.

We are becoming more customer sales and service oriented each day, focusing on our customers’ needs. This chart shows our continued priorities and opportunities.

While the banking industry and Integra’s 2003 earnings will continue to be under pressure due to the weak economy, geopolitical risks, and current interest rate environment, please keep an eye on Integra’s Core Bank trends, especially loans and low-cost deposits, credit quality, and our ability to manage our net interest margin.
Continue core bank positive trends - especially in low cost deposits and quality loans Increase internal and external growth within our defined risk profile Simplify More consistency, especially in earnings Over the next 3 years: Improve interest rate risk management and net interest margin Product and Service additions as desired by our customers

CEO Report Current Banking Environment

Despite the economic headwinds, we are pleased with our core bank trends and we will continue to benchmark our progress against banking peers.
Weak economy (soft loan demand/credit quality) Current Banking Environment Historically low interest rates Investment alternatives are narrow Lower revenue potential Managing expectations/Benchmarking peers

How has IBNK’s stock price performed? As you can see during the past two years, IBNK has outperformed the broader indices in an overall declining stock market. Conversely, IBNK underperformed the Nasdaq Bank Index by about 10%, due primarily to the earnings impact from interest rate sensitivity to falling interest rates.
IBNK Stock Price Performance from 2/7/01 to 2/7/03 Black - Integra Blue - Nasdaq Composite Green - S&P 500

CEO Report Frequent Questions

•	Integra has a strong capital base to support dividends, “well capitalized” by regulatory standards.

•	Holding Company liquidity is sufficient to meet 2003 dividend and debt service.

•	We acknowledge that earnings have been negatively impacted due to our credit turnaround and interest rate sensitivity. We expect them to improve during the next 3 to 4 years due to good Core Bank trends, improved net interest margin management, and expected economic turnaround.

•	The dividend helps build stock price stability during this period.

•	We understand our retail shareholder profile and the importance of the dividend to their fixed income needs.

•	We intend to evolve from a “turnaround/high dividend” profile to an “earnings growth/capital appreciation” profile.

•	Integra’s Board of Directors reviews the dividend quarterly and makes its decision based on the information and outlook at that time.
"What about Integra's high dividend payout?" Frequent Questions

•	Yes.

•	It helped achieve significant improvement in Credit Quality measures like non-performing loans, delinquencies, and net charge-offs.

•	It freed up management’s time to focus on revenue generation.

•	Integra’s credit turnaround is ahead of expectation.
"Did the Loan Sale project achieve its purpose?" Frequent Questions

Now, I would like to introduce Chuck Caswell, Chief Financial Officer, who will review Integra’s First Quarter results. I will then return for a question and answer session.
Charles A. Caswell EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER INTEGRA BANK CORPORATION

2003 First Quarter Financial Performance Financial Highlights Capital Analysis Key Trends

Financial Highlights Earnings Per Share $0.23 $0.23 Net Income $3.97 MM $3.93 MM Return on Assets 0.55% 0.55% Return on Equity 6.69% 6.78% 4th Quarter 2002 1st Quarter 2003

Capital Analysis Tier 1 Capital to Risk Adj. Assets 12.10% 11.89% 6.00% Total Capital Ratio 13.35% 13.14% 10.00% Tier 1 Capital to Avg. Assets 7.37% 7.87% 5.00% 1st Quarter 2002 1st Quarter 2003 Regulatory "Well Capitalized "

Financial Performance - Key Trends Loan Growth - 10% on Annualized Basis Net Interest Margin - Stable, Improving Fee Income - Solid Growth Credit Trends - Remain Stable

Total Loan Growth (in thousands) 10 percent on an Annualized Basis 1Q 2002 2Q 2002 3Q 2002 4Q 2002 1Q 2003 Total Loans 1589111 1602151 1606073 1606155 1644898

Commercial Loan Growth (in thousands) Loan balances increased almost $23 MM in the quarter 1Q 2002 2Q 2002 3Q 2002 4Q 2002 1Q 2003 Total Loans 919574 917616 893208 885205 907842

Consumer and Mortgage Loan Growth (in thousands) Loan balances increased almost $16 MM in the quarter 1Q 2002 2Q 2002 3Q 2002 4Q 2002 1Q 2003 Total Loans 669537 684535 712865 720950 737056

Net Interest Margin (FTE) (Percent) Margin improved 3 basis points in the first quarter 1Q 2002 2Q 2002 3Q 2002 4Q 2002 1Q 2003 Net Interest Margin 2.98 3.17 2.82 2.81 2.84

Non-Interest Income $584 thousand higher this quarter(excluding securities gains) on strength in Mortgage, Insurance and Annuity Sales

Financial Performance - Key Trends Credit Quality Stable Net Charge-off Ratio 32 bp 34 bp Allowance to NPL 110.08% 119.45% NPL to Total Loans 1.39% 1.25% Allowance for Loan Loss to Total Loans 1.53% 1.49% 4th Quarter 2002 1st Quarter 2003

First Quarter 2003 - Financial Summary Balance Sheet Drivers - On Track Net Income - On Track Credit Quality - On Track Capital Levels - On Track Bottom Line: Clean quarter, good start to year

In conclusion, we appreciate the opportunity to manage your company and we know we must continuously earn that respect. We will continue to reevaluate our strategy and action steps to outperform our peers, and we value your input.
integra bank corporation

Now, we would like to entertain any questions. We have people with handheld microphones. To maintain some order, please raise your hand and I will call on you. Please state your name, if you are a shareholder, and your question. We will try to limit each topic/question to 5 minutes. Thank you in advance for your cooperation.
Questions and Answers

integra bank corporation